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                                                                 EXHIBIT 14(i)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report, dated February 5, 1997, on the financial statements of Pinnacle Fund and to the references to our Firm under the heading "Experts" in Form N-14 Registration Statement of Fountain Square Funds filed by Fountain Square Funds with the Securities and Exchange Commission.



/s/ Geo S. Olive & Co. LLC
Indianapolis, Indiana
February 25, 1998